                                                                   EXHIBIT 10.2


                           LOAN AND SECURITY AGREEMENT

                               Loan No.: 01-12-234
                               Client Code: "SHC"

        THIS LOAN AND SECURITY AGREEMENT ("AGREEMENT") is dated and effective as of December 31, 2001 ("EFFECTIVE DATE") by and between DVI Business Credit Corporation, a Delaware corporation ("LENDER"), and SunLink Healthcare Corp., a Delaware corporation; Dexter Hospital, Inc., a Delaware corporation; Clanton Hospital, Inc., a Delaware corporation; Southern Health Corporation, a Georgia corporation; Southern Health Corporation of Dahlonega, Inc., a Georgia corporation; Southern Health Corporation of Jasper, Inc., a Georgia corporation; Southern Health Corporation of Ellijay, Inc., a Georgia corporation; Southern Health Corporation of Houston, Inc., a Georgia corporation ("BORROWER").

                                    RECITALS

        THE BORROWERS ARE ALL AFFILIATE ENTITIES BY COMMON OWNERSHIP, all of whom do business between and among each other and with third parties as an integrated family of companies, and, accordingly each Borrower desires to have the availability of one common credit facility instead of separate credit facilities. Each Borrower has requested that Lender extend such a common credit facility in the amount and on the terms herein provided. Each Borrower acknowledges that Lender will be lending against, and relying on a lien upon, all of its assets even though the proceeds of any particular loan made hereunder may not be advanced directly to such Borrower, and that such Borrower will nevertheless benefit by the making of all such loans by Lender and the availability of a single credit facility of a size greater than each could independently warrant.

                                    SECTION 1
                                   DEFINITIONS

               SECTION 1.1 SPECIFIC DEFINITIONS. The following definitions shall apply:

               "ACCOUNT DEBTORS" and/or "PAYORS" shall have the meaning given the term "account debtor" in the UCC.

               "ACCOUNTS" means all accounts, accounts receivable, monies and debt obligations in any form owing to Borrower (whether arising in connection with contracts, contract rights, instruments, general intangibles or chattel paper) arising out of the rendition of services by Borrower whether or not earned by performance and includes, without limitation, health-care-insurance receivables, all amounts due under any contract listed on Schedule 6.1, and any other property and rights set forth in the definition of "account" in the UCC.

               "ADDITIONAL TERM" shall have the meaning specified in Section
2.8.

               "ADVANCE" shall mean an advance of loan proceeds constituting all or a part of the Loan.

               "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with that Person.

               "BORROWER'S BOOKS" shall mean all of Borrower's books and records including but not limited to: minute books, ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities and the Accounts; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records shall not be included therein, except to the extent otherwise provided by law.

               "BORROWING BASE" shall mean, on the date of determination thereof, an amount equal to the SUM of eighty five percent (85%) of the Net Collectible Value for each type of Eligible Account, PLUS the LESSER of (i) one week's billings based on the average monthly revenue of the trailing three (3) month period, or (ii) ten percent (10%) of the total Eligible Accounts.


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               "BUSINESS DAY" shall mean any day other than Saturdays, Sundays, legal holidays designated by Federal law, and any other day on which the Federal Reserve or Lender is closed.

               "CLOSING DATE" shall mean the date of the first Advance of the Loan.

               "COLLATERAL" shall have the meaning specified in Section 3.1.

               "CONTROL" means (a) the ownership of a majority of the voting power of all classes of voting stock of a corporation, (b) the ownership of a majority of the beneficial interest in income and/or capital of a Person (other than a corporation or an individual), or (c) possession, directly or indirectly, of power to direct, or cause the direction of, management or policies (whether through ownership of securities or other interests in a Person (other than an individual), partnership, by contract or otherwise).

               "CREDIT LIMIT" shall have the meaning specified in Section 2.1.

               "DVIFS" means DVI Financial Services Inc., a Delaware corporation.

               "DVIFS DOCUMENTS" shall mean any and all documents now existing or hereafter executed between DVIFS and Borrower or any related entities of Borrower.

               "DEFAULT INTEREST RATE" shall have the meaning specified in
Section 2.10(b).

               "DISTRIBUTION" shall mean, with respect to any Ownership Interests or any warrant or right to acquire Ownership Interests or any other equity security, (i) the retirement, redemption, purchase or other acquisition, directly or indirectly, for value by the issuer of any such Ownership Interests, except to the extent that the consideration therefor consists of additional Ownership Interests, (ii) the declaration or (without duplication) payment of any dividend in cash, directly or indirectly, on or with respect to any such Ownership Interests, (iii) any investment in the holder of five percent (5%) or more of any such Ownership Interests if a purpose of such investment is to avoid characterization of the transaction as a Distribution, and (iv) any other cash payment constituting a distribution under applicable laws with respect to such Ownership Interests.

               "DRAWDOWN REQUEST FORM" shall have the meaning specified in
Section 2.5.

               "EBITDA" means, in any fiscal period, Borrower's consolidated net income or net loss (other than extraordinary or non-recurring gains of Borrower for such period), plus (a) the amount of all interest expense, income tax expense, depreciation expense and amortization expense of Borrower for such period, on a consolidated basis, and plus or minus (as the case may be) (b) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period.

               "ELIGIBLE ACCOUNTS" shall mean Borrower's Specified Third Party Accounts and Institutional Accounts which are not otherwise Ineligible Accounts, arising in the ordinary course of Borrower's business from the rendering of patient services which Lender, in its sole credit judgment, deems to be an Eligible Account. To be an Eligible Account, such Account must, among other things, not be an Ineligible Account, be subject to Lender's perfected first priority security interest and no other Lien other than a Permitted Lien, and must be evidenced by an invoice or other documentary evidence acceptable to Lender.

               "EVENT OF DEFAULT" shall have the meaning specified in Section 10 hereof.

               "FAIR VALUE" means (i) with respect to Borrower's assets, if Net Fair Value is being determined as of a date on or prior to the first anniversary of the date hereof, the lower of (1) the value of such assets as determined in accordance with Bankruptcy Code Section 548 or (2) the value of such assets as determined in accordance with the state fraudulent conveyance or fraudulent transfer law that would be applicable to the determination whether the obligations and/or the security interest relating thereto would constitute a fraudulent conveyance or a fraudulent transfer (the "Applicable State Law"),
(ii) with respect to Borrower's assets, if Net Fair Value is being determined as of a date after the first anniversary of the date hereof, the value of such assets as determined in accordance with the Applicable State Law, (iii) with respect to Borrower's liabilities, if Net Fair Value is being determined as of a date on or prior to the first anniversary of the date hereof, the lower of (1) the value of such liabilities as determined in

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accordance with Bankruptcy Code Section 548 or (2) the value of such liabilities as determined in accordance with the Applicable State Law, and (iv) with respect to Borrower's liabilities, if Net Fair Value is being determined as of a date after the first anniversary of the date hereof, the value of such liabilities as determined in accordance with the Applicable State Law.

               "FINANCIAL CLASS" shall collectively and individually mean commercial insurance Payors, Medicare, Medicaid, HMO/PPO Payors, Blue Cross/Blue Shield Payors, Institutional Account Payors, industrial authorized Payors, worker's compensation and personal injury Payors, patient self pay, capitation, and other government Payors.

               "FIXED CHARGE COVERAGE" means for any period, and each calculated for such period for Borrower and its subsidiaries on a consolidated basis, Operating Cash Flow divided by Fixed Charges.

               "FIXED CHARGES" means for any period, and each calculated for such period for Borrower and its subsidiaries on a consolidated basis the sum of
(a) interest expense paid or accrued plus (b) scheduled payments of principal for all Indebtedness.

               "GAAP" means generally accepted accounting principles as adopted in the United States, consistently applied and maintained.

               "GOVERNMENTAL AUTHORITY" shall mean any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

               "GUARANTOR" shall mean a guarantor of any of the Obligations.

               "HEALTH CARE LAWS" shall mean all federal, state and local laws specifically relating to health care providers and health care services, including, but not limited to, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 USC Section 1395nn.

               "INDEBTEDNESS" of a Person shall mean (i) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date such Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; (iii) all obligations of such Person with respect to bankers' acceptances, letters of credit or similar obligations, whether such obligations are absolute or contingent; (iv) all obligations of such Person in respect to interest rate or currency protection agreements, futures, options, caps or other derivatives; (v) preferred stock; and (vi) all indebtedness of a kind described in clauses (i) through (v) of any other Person that such Person has, directly or indirectly, guaranteed, endorsed (other than for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

               "INELIGIBLE ACCOUNT" shall mean any Account:

               (i) which if a Specified Third Party Account, remains unpaid for more than one hundred fifty (150) days from the date of discharge (not to exceed one hundred eighty (180) days from the date of service);
               (ii) which if an Institutional Account, remains unpaid for more than one hundred fifty (150) days from the date of discharge (not to exceed one hundred eighty (180) days from the date of service);
               (iii) for which any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached, including but not limited to those in Section 5.2 hereof;
               (iv) for which the Account Debtor is also Borrower's creditor, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim;

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               (v) for which the Account Debtor: ceases or suspends business;
        makes a general assignment for the benefit of creditors; becomes insolvent or voluntarily or involuntarily becomes subject to the federal bankruptcy code, any state insolvency law or any similar law; or any receiver is appointed for any of such Account Debtor's assets;
               (vi) which arises from an Account Debtor which is not a commercial or institutional entity or is not a resident of the United States or Canada;
               (vii) which is a contra account;
               (viii) to the extent such Account consists of patient self-pay amounts;
               (ix) for which a bill, invoice or other similar written statement has not been issued by Borrower; or
               (x) which Lender deems to be ineligible in its reasonable credit judgment.

               "INITIAL TERM" shall have the meaning specified in Section 2.8.

               "INSTITUTIONAL ACCOUNTS" means Borrower's Accounts arising under contracts with hospitals, nursing homes and other similar health service providers.

               "LENDER EXPENSES" shall mean (i) all costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Loan Documents that are paid or advanced by Lender; (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses incurred by Lender to correct any Event of Default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell the Collateral, whether or not a sale is consummated, after the occurrence of an Event of Default; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; (v) costs and expenses incurred by Lender to convert any data submitted to Lender by Borrower to an acceptable form; and (vi) Lender's reasonable attorneys' fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought. Notwithstanding the foregoing, Lender's attorney fees incurred through the Closing Date only shall not exceed Ten Thousand Dollars ($10,000); Lender's attorney fees incurred thereafter will not be subject to this limitation.

               "LIEN" shall mean any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

               "LIEN ACCOUNT" shall mean an Eligible Account arising out of a worker's compensation or personal injury claim as to which the liability of a commercial insurance company which is an Account Debtor on a Specified Third Party Account is being disputed, litigated or contested and which will be payable by such Account Debtor if the outcome of the dispute, litigation or contest upholds the liability of such Account Debtor.

               "LOAN" shall mean each loan or any other loan or loans made by Lender to Borrower pursuant to this Agreement.

               "LOAN AVAILABILITY" shall mean the Total Credit Limit, minus the aggregate Advances and other Obligations outstanding under this Agreement.

                "LOAN DOCUMENTS" shall mean (i) this Agreement; (ii) the Lock Box Agreement; (iii) the Note; (iv) the DVIFS Documents, and (v) all pledges, mortgages, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents, certificates, writings, agreements, instruments, or financing statements executed under, or otherwise applicable to, the terms of this Agreement, such other agreements, or any amendments or modifications hereto or thereto.

               "LOCK BOX AGREEMENT" shall mean those certain Lock Box Agreements between Borrower and lock box servicer(s) ("Servicer(s)") chosen by and otherwise acceptable to Lender and Borrower and the letter of instructions with respect thereto among Lender, Borrower and Servicer.

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               "NET COLLECTIBLE PERCENTAGE" shall mean the ratio, expressed as a percentage, of (i) the cash collected on selected Eligible Accounts in a selected payor class, to (ii) the amounts of said Eligible Accounts recorded in Borrower's Books at the time said Eligible Accounts were initially billed. The initial Net Collectible Percentage shall be the percentages described on Exhibit "A" attached hereto, which percentages may change from time to time in Lender's sole and absolute discretion based upon the calculation of Net Collectible Percentage. Written notification of any such change shall be given to Borrower by Lender.

               "NET COLLECTIBLE VALUE" shall mean, for each type of Eligible Account, the Net Collectible Percentage times the aggregate current outstanding amount for such type of Eligible Account.

               "NET FAIR VALUE" the amount by which the Fair Value of Borrower's assets exceeds the Fair Value of Borrower's liabilities (including contingent liabilities).

               "NOTE" shall mean the Secured Promissory Note executed by Borrower pursuant to the terms of this Agreement, as further defined in Section
2.3 hereof.

               "OBLIGATIONS" means (i) all obligations (monetary or otherwise) of Borrower (and/or any of its subsidiaries and affiliates) to Lender (or any of its subsidiaries and affiliates), arising under or in connection with this Agreement, the Note, any other Loan Document, or any other agreement now or hereafter executed by Borrower (or any of its subsidiaries or affiliates) and delivered to Lender (or any of its subsidiaries and affiliates), (ii) any third party claims against Borrower (or any of its subsidiaries or affiliates) satisfied or acquired by Lender, (iii) all obligations of Borrower to pay to
Lender: (a) any and all Lender Expenses, and (b) any other Indebtedness or liability of Borrower to Lender, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral and whether or not arising under any of the Loan Documents, and (iv) any of the foregoing that arises after the filing of a petition by or against Borrower under the United States Bankruptcy Code even if the obligations do not accrue because of the automatic stay under the United States Bankruptcy Code Section 362 or otherwise.

               "OPERATING CASH FLOW" means for any period, and each calculated for such period for Borrower and its subsidiaries on a consolidated basis, EBITDA less the sum of (a) non-financed capital expenditures and (b) cash taxes paid.

               "OWNERSHIP INTERESTS" shall mean, with respect to any Person, as applicable, shares of stock, partnership interests, membership interests, or other equity security or other ownership interests therein.

               "PERMITTED LIENS" means (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;
(iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iv) Liens existing on the date of this Agreement that secure Indebtedness of Borrower outstanding on such date and that are disclosed on Schedule 1.1 hereto; (v) Liens in favor of Lender granted under the Loan Documents or any Liens in favor of Lender's subsidiaries or Affiliates and (vi) purchase money Liens and/or capitalized leases in an aggregate annual amount not to exceed $1,000,000 in principal and/or capitalized lease amounts incurred in any fiscal year; provided that the property subject to any of the foregoing is acquired or leased by Borrower in the ordinary course of its business, the Lien on any such property is created contemporaneously with such acquisition, and the purchase money Indebtedness or capitalized lease obligations shall only be secured by the property so acquired or leased.


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               "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

               "REFERENCE RATE" means the variable rate of interest, per annum, published by The Wall Street Journal as the "Prime Rate". The Reference Rate is nothing more nor less than an index for determining the interest rate payable under the terms of this Agreement. The Reference Rate is not necessarily the lowest or best rate actually charged by Lender to any customer. In the event The Wall Street Journal ceases to publish the "Prime Rate", Lender may substitute any similar index for the Reference Rate.

               "SPECIFIED THIRD PARTY ACCOUNTS" means Accounts of Borrower which arise from commercial insurance Payors, Medicare, Medicaid, HMO/PPO Payors, industrial authorized Payors, and Lien Accounts; provided, however that notwithstanding anything herein to the contrary, Lien Accounts shall never exceed twenty percent (20%) of the Borrowing Base.

               "SUBORDINATE OBLIGATIONS" shall mean all Indebtedness of Borrower subordinated to the Obligations pursuant to subordination and/or intercreditor agreements in form satisfactory to Lender.

               "TANGIBLE NET WORTH" means owner's equity plus subordinated debt otherwise permitted hereunder, less goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of Borrower that would be treated as intangible assets on the Borrower's balance sheet prepared in accordance with GAAP.

               "TERMINATION DATE" shall mean the last day of any term as to which a written notice of non-renewal pursuant to Section 2.8 has been received.

               "TOTAL CREDIT LIMIT" shall have the meaning specified in Section
2.1 hereof.

               "UCC" means the Uniform Commercial Code as adopted by the State of California, as the same may be amended from time to time. References in this Agreement to any section of the UCC will mean, on or after the adoption date of any revision to the UCC in the State of California, such revised or successor section thereto.

               "UNMATURED DEFAULT" shall mean any event or condition that, with notice, passage of time, or any combination of the foregoing would constitute an Event of Default.

               SECTION 1.2 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND UNIFORM COMMERCIAL CODE. All financial terms used in this Agreement, other than those defined in this Section 1, have the meanings accorded to them under GAAP. All other terms used in this Agreement, other than those defined, except as otherwise provided, in this Section 1, have the meanings accorded to them in the UCC.

               SECTION 1.3 CONSTRUCTION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

                                    SECTION 2
                                      LOAN

               SECTION 2.1 THE LOAN. Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to make Advances to Borrower from time to time in an aggregate amount not to exceed the lesser of (a) Eight Million Dollars ($8,000,000) (the "CREDIT LIMIT"), or
(b) the Borrowing Base (the lesser of (a) and (b) being the "TOTAL CREDIT LIMIT"). No Loans need be made by Lender if there exists any Event of Default or Unmatured Default. Within the limits of the Loan Availability, Borrower may borrow, make repayments pursuant to Section 2.5 and reborrow. If, at any time, the aggregate Advances and other Obligations outstanding exceed the Total Credit Limit, then Borrower shall immediately pay to Lender a sum sufficient to reduce

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the Advances and other Obligations outstanding to an amount not greater than the
Total Credit Limit. This is an agreement regarding the extension of credit, and not the provision of goods or services. The amount of each Advance and payment of principal amount received by the Lender shall be recorded in the books and records of the Lender, which books and records shall, in the absence of manifest error, be conclusive as to the outstanding balance of and other information related to the Loan. Any obligation of Lender to make Advances shall expire, and the amount of all Loans then outstanding shall mature and be repaid by Borrower, without further action on the part of Lender, on the Termination Date.

               SECTION 2.2 MANDATORY REPAYMENT. If at any time and for any reason the aggregate amount of outstanding Loans exceeds the Borrowing Base, Borrower will, immediately upon demand, repay an amount of the Loans made to it by Lender hereunder equal to such excess. In addition, Borrower shall immediately pay Lender whatever sums may be necessary from time to time to remain in compliance with the Credit Limit, as such limit may change from time to time, including, without limitation, as a result of any Collateral no longer being deemed an Eligible Account, or as a result of any change in the amount of any Eligible Account.

               SECTION 2.3 NOTE. All Loans made by the Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in the form of Exhibit B duly completed, in the original principal amount equal to the initial Credit Limit, dated the Effective Date, payable to the Lender and maturing on the Termination Date (the "NOTE"). Lender shall be entitled at any time to endorse on a schedule attached to the Note the amount and type of each Advance and information relating thereto.

               SECTION 2.4 THE BORROWING BASE. On a monthly basis (or more frequently at Borrower's election), the Borrowing Base will be recalculated by adding new billings to the prior Borrowing Base's Eligible Accounts and subtracting deposits and adjustments, and then multiplying this amount by the Net Collectible Percentage. The Borrowing Base shall be calculated on the basis of the reports delivered to Lender pursuant to Section 5.4. To the extent Borrower fails to deliver its monthly Borrowing Base report to Lender, the Borrowing Base shall be reduced by the full amount of all lock box collections.

               SECTION 2.5 NOTICE OF BORROWING. Whenever Borrower desires to borrow under Section 2.1, Borrower shall deliver to Lender a drawdown request form ("DRAWDOWN REQUEST FORM"), in a form reasonably satisfactory to Lender, signed by an authorized officer of Borrower no later than 2:00 p.m. Pacific Standard Time at least one (1) Business Day in advance of the proposed funding date. The Drawdown Request Form shall specify (a) the funding date (which shall be a Business Day) with respect to the requested Loan and (b) the amount of the proposed Advance.

               SECTION 2.6 LOAN PROCEEDS. The proceeds of the Loan shall be used by Borrower for working capital purposes (including, but not limited to, construction of a new hospital in Jasper, Georgia, and other capital improvements, replacements, and additions). The parties intend that all Indebtedness incurred hereunder shall be governed exclusively by the terms of this Agreement and the other Loan Documents, and shall not, unless requested by Lender, be evidenced by notes or other evidences of Indebtedness. Upon any such request, Borrower will immediately execute and deliver any such note or other evidence reasonably requested by Lender. Any fees, charges or expenses charged to Lender by any bank for payments made by Lender at Borrower's request shall be immediately payable by Borrower. All advances and other obligations of Borrower made hereunder will constitute a single obligation.

               SECTION 2.7  LOAN REPAYMENT VIA LOCK BOX/SERVICER ACCOUNT.
               (a) GENERALLY. At least five (5) days prior to the time that Borrower submits its first Drawdown Request Form, Borrower shall have executed the Lock Box Agreement which provides for the receipt and processing of all Account payments, whether or not such payments are for Eligible or Ineligible Accounts. Borrower shall irrevocably direct: (i) all non-government Payors to remit payment to the Servicer's post office box in Lender's name and control, and (ii) all government Payors to remit payment to a second post office box of such Servicer in Borrower's name. Prior to funding and upon receipt of the lock box post office box number(s), Borrower shall provide Lender re-direct letters (in a form satisfactory to Lender) to all of Borrower's Payors on Borrower's letterhead, including pre-addressed envelopes for Lender to process and mail (Lender will add postage which shall be charged to Borrower). The Lock Box Agreement provides for the Servicer to deposit daily all receipts of the post office boxes into deposit accounts, with non-government Payor receipts paid into an account subject to Lender's control and, government Payor receipts paid into an account in Borrower's name; such accounts shall be (x) at a financial institution acceptable to Lender, and (y) governed by terms and conditions acceptable to Lender. Borrower agrees and acknowledges that all government Payor receipts will be immediately transferred to an account in the name and control of Lender. Upon collection, deposits (net of fees) shall be applied to reduce the Loan balance including Advances, interest, fees, all charges and other payments, if applicable, in such order and manner as Lender shall determine, in its sole discretion, Borrower hereby waiving any right to direct the application of such funds. The foregoing notwithstanding, solely for purposes of interest calculation hereunder, upon collection, all amounts (net of fees) will be credited by Lender to Borrower's account three (3) Business Days after good funds have been deposited into Lender's account. Deposits/receipts will reduce the Borrowing Base in accordance with Section 2.4 above. Any receipts (net of such Servicer's fees) remaining after all such payments to Lender will be paid to Borrower within 24 hours of request. Borrower shall bear all charges for establishing and maintaining the post office box accounts and all bank charges for such deposit accounts. Borrower's use of any Lockbox Servicer other than one Lender has approved, shall be at the discretion of Lender, and shall be subject to additional fees and charges as Lender shall determine. Lender shall deduct from the deposit accounts all sums Borrower owes to it hereunder, including fees, interest, reimbursements and principal payments. Borrower shall promptly pay any such Obligations not paid by such deduction by direct payment to Lender at its address specified in Section 13.5 hereof; and, if not paid within 5 days after being due, such payment shall include a late payment penalty of five percent (5%).

               (b) NO COMMINGLING, ETC. All funds deposited in the lock-box or any such account immediately shall become the property of Lender and any disbursements of the proceeds in the lock-box or any such account will only be made to Lender. Lender assumes no responsibility for such lock-box arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits which any banks accept thereunder. All remittances which Borrower receives in payment of any Accounts, and the proceeds of any of the other Collateral, shall be: (i) kept separate and apart from Borrower's own funds so that they are capable of identification as Lender's property; (ii) held by Borrower as trustee of an express trust for Lender's benefit; and (iii) immediately deposited in such accounts designated by Lender. All proceeds received or collected by Lender with respect to Accounts, and reserves and other property of Borrower in possession of Lender at any time or times hereafter, may be held by Lender without interest to Borrower until all Obligations are paid in full or applied by Lender on account of the Obligations. Lender may release to Borrower such portions of such reserves and proceeds as Lender may determine. Lender has no duty to protect, insure, collect or realize upon the Accounts to preserve rights in them.

               (c) DVIFS PAYMENTS. Provided Borrower has sufficient Loan Availability and Lender has determined that neither an Event of Default nor an Unmatured Default shall have occurred and be continuing as of the date of such Advance, Lender shall make payments in accordance with the terms of the DVIFS Documents. Borrower agrees that each payment made in accordance with the DVIFS Documents shall constitute an Advance under this Agreement.

               SECTION 2.8.  TERM OF AGREEMENT; TERMINATION.

               (a) Term. The term of this Agreement is three (3) years from the Effective Date ("Initial Term") and is non-cancelable. This Agreement shall be renewed for consecutive one (1) year terms ("Additional Term") unless this Agreement is terminated, effective as of the last day of a term, by written notice by Lender or Borrower no later than thirty (30) days before the expiration of such term. All of Lender's obligations, responsibilities and duties shall cease upon the date of termination of this Agreement, except for its obligation to remit excess receipts from the lock box deposit accounts in accordance with the terms of this Agreement. To the extent this Agreement is renewed after the Initial Term, regardless of the length of the renewal period, Borrower shall pay Lender a renewal fee equal to one half of one percent (.5%) of the Credit Limit at the time of the renewal. Said renewal fee shall be due and payable at the end of such Initial Term and any Additional Term.

               (b) Termination Privilege. Despite anything to the contrary in
Section 2.8(a) of this Agreement, this Agreement may be terminated by Borrower at any time upon thirty (30) days prior written notice and payment to Lender of the following sum (in addition to payment of all Obligations, whether or not by their terms then due), which sum represents liquidated damages for the loss of the bargain and not as a penalty, and the same is hereby acknowledged by
Borrower: an amount equal to (i) two percent (2.0%) of the prior three (3) month's average outstanding loan balance if such termination occurs within the first year of the term hereof, (ii) one and one half percent (1.5%) of the prior three (3) month's average outstanding loan balance if such termination occurs within the second year of the term hereof, and (iii) one percent (1.0%) of the prior three (3) month's average outstanding loan balance if such termination occurs at any time within the third year of the term hereof prior to the third anniversary and maturity date hereof. This sum will also be paid by Borrower if this Agreement is terminated on account of an Event of Default.

               (c) Effect of Termination. Borrower will not be relieved from any Obligations to Lender arising out of Lender's advances or commitments made before the effective termination date of this Agreement. Lender will retain all of its rights, interests and remedies hereunder until Borrower has paid all of Borrower's Obligations to Lender. All waivers set forth within this Agreement will survive any termination of this Agreement.

               SECTION 2.9 LENDER'S FEES. In addition to any other fees set forth herein or in any other Loan Document, Borrower shall pay to Lender the following fees. Once received by Lender, no such fee shall be refundable by Lender for any reason. Such fees will be deducted, when due, from collections deposited in accordance with Section 2.7 hereof, as applicable.

               (a) Origination Fee. Upon execution hereof, Borrower shall pay Lender an origination fee equal to one percent (1.0%) of the Credit Limit. Increases to the Credit Limit during the term will be charged on the incremental increase at the same origination percentage.

               (b) Commitment Fee. Upon execution hereof, Borrower shall pay Lender a commitment fee in the amount of Fifty Thousand Dollars ($50,000).

               (c) Monthly Administration Fee. On or before the first day of each month following the Effective Date, Borrower shall pay Lender a monthly administration fee of 0.075% on the prior month's average outstanding loan balance, payable in arrears.

               (d) Unutilized Loan Fee. On or before the first day of each month following the Effective Date, Borrower shall pay Lender an unutilized loan fee equal to one fourth of one percent (.25%) per annum of the difference between the Credit Limit and the average outstanding Loan amount as of the previous month.

               (e) Audit Fee. Borrower shall pay Lender an audit fee in an amount equal to Six Hundred Fifty Dollars ($650) per auditor per day plus out of pocket expenses for each audit of Borrower performed by Lender subsequent to the Closing Date hereunder. Borrower agrees that such fee is not interest but rather reimburses Lender for its allocated overhead expenses incurred in conducting such audits.

               SECTION 2.10 INTEREST ON THE LOANS.

               (a) Generally. All Advances shall bear interest on the unpaid principal amount thereof from the date made until paid in full at a fluctuating rate equal to the Reference Rate plus one and one fourth percent (1.25%) per annum. Interest shall be payable monthly in arrears on the first day of each month for the preceding month. Interest shall be calculated on the basis of a year of 360 days, but for the actual number of days elapsed. Interest accrued but not paid pursuant to Section 2.7 shall be treated as an Advance, added to the principal amount of the Obligations and thereafter bear interest at the applicable rate provided in this Agreement.

               (b) Default Interest Rate. If an Event of Default occurs, and unless and until cured, Lender may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan by four percentage points (4%) above the rate of interest otherwise applicable (the "Default Interest Rate"), whether or not Lender elects to accelerate the unpaid principal balances as a result of an Event of Default. Lender will use reasonable efforts to attempt to notify Borrower before imposing the Default Interest Rate permitted by this Section, but its failure so to do shall not in any way limit or impair its rights hereunder.

               (c) Interest Rate After Certain Events; Judgments. If a judgment is entered against Borrower for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the Default Interest Rate, but in no event higher than the maximum rate permitted under applicable law.

               SECTION 2.11 CONDITIONS TO THE CLOSING. Lender's obligation to make the initial Advance hereunder on the Closing Date is subject to Lender's determination that Borrower as of the date of the Advance has satisfied, and continues to satisfy, the following conditions:

               (a) The representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the Closing Date and Borrower shall have performed all obligations which were to have been performed by it hereunder.

               (b) Borrower shall have executed and delivered to Lender (or shall cause to be executed and delivered to Lender by the appropriate Persons) the following:

               (i)   This Agreement and the Note.

               (ii)  UCC-1 Financing Statements.

               (iii) The Lock Box Agreement.

               (iv)  Payor redirect letters and electronic funds transfer forms.

               (v) Pay-off letters, UCC termination statements, subordination and/or intercreditor agreements, and/or lien releases as required by Lender, in Lender's sole discretion, to evidence Lender's first priority security interest in the Collateral, subject to no Liens other than Permitted Liens.

               (vi) Certified copies of resolutions of the Board of Directors of Borrower, Board of Managers of Borrower if a limited liability company, or partnership consents of Borrower if a partnership, authorizing the execution and delivery of Loan Documents to be executed by Borrower.

               (vii) Copies of the Articles of Incorporation, Articles of Organization, partnership certificates and/or agreements, as applicable, of Borrower certified by the Secretary of State of the applicable issuing state, as applicable.

               (viii) A certificate from an officer of Borrower indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

               (ix) A duly executed guaranty from each Guarantor, in form and substance acceptable to Lender.

               (x) Subordination(s) to Lender of all notes and accounts payable due to officers, directors, holders of any Ownership Interests in Borrower and/or Guarantor, and any and all other related or affiliate Persons to Borrower, including but not limited to those relating to inter-company interest, fees and charges for management services, accounting and billing services, and related services, and any and all other amounts related thereto, in form and substance acceptable to Lender, along with executed copies of all notes, documents and other agreements relating to the foregoing.

               (f) All other conditions outlined in the Commitment Letter dated November 30, 2001 and acknowledged and accepted by Borrower on December 1, 2001.

               (c) Neither an Event of Default nor an Unmatured Default shall have occurred and be continuing as of the Closing Date.

               (d) Borrower or Guarantor shall not have suffered a material adverse change in its business, operations or financial condition from that reflected in the Financial Statements of Borrower or Guarantor delivered to Lender or otherwise.

               (e) Lender shall have received the other Loan Documents and such additional supporting documents, certificates and assurances as Lender shall reasonably request which shall be satisfactory to Lender in form and substance.

               SECTION 2.12 ADDITIONAL CONDITIONS TO ADVANCES. Lender's obligation to make any Advance hereunder after the Closing Date is subject to Lender's determination that neither an Event of Default nor an Unmatured Default shall have occurred and be continuing as of the date of such Advance.

               SECTION 2.13 ESTABLISHMENT OF RESERVES. Notwithstanding the foregoing provisions of Section 2, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Loans which Borrower may otherwise request hereunder, including, without limitation, with respect to: (a) adjustments or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (b) other sums chargeable against Borrower as Loans under any section of this Agreement; (c) a material deterioration in the financial or other condition or prospects of Borrower or the Collateral; and (d) such other matters, events, conditions or contingencies as to which Lender, in the exercise of commercially reasonable credit judgment, determines reserves should be established from time to time hereunder. The foregoing shall be in addition to and not a limitation of, Lender's other rights under this Agreement including the additional right to adjust the Net Collectible Percentage as provided in this Agreement.

               SECTION 2.14 MAXIMUM INTEREST. Borrower acknowledges that Lender intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other Loan Document, Lender shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on the Loan Documents (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of Advances under this Agreement, and, second, any remaining excess will be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

               SECTION 2.15. JOINT AND SEVERAL OBLIGATIONS The Obligations are joint and several obligations of the Borrowers. Notwithstanding any other provision of this Agreement, the liability of any Borrower for the Obligations at any time shall not exceed the greater of (1) the sum of (a) the total principal amount of the Obligations that such Borrower directly or indirectly received plus (b) the interest and expenses accrued with respect to such principal, or (2) an amount equal to the greater of (a) ninety-five percent (95%) of such Borrower's Net Fair Value on the date that it originally became obligated with respect to the Obligations, whether directly or indirectly through a guaranty, or (b) ninety-five percent (95 %) of such Borrower's highest Net Fair Value during the period commencing after such date and terminating on the date of determination of liability under this section (for purposes of determining Net Fair Value under this section, the Obligations shall be excluded from the liabilities).

               SECTION 2.16  GUARANTOR PROVISIONS

               (a) CONSENTS. Each Borrower, as the guarantor of the Obligations directly incurred by any other Borrower, authorizes Lender, without giving notice to the other Borrower or obtaining the other Borrower's consent and without affecting the liability of such Borrower for the Obligations directly incurred by the other Borrower, from time to time to:

                      (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations; grant other indulgences to any Borrower in respect thereof; or modify in any manner any documents relating to the Obligations;

                      (ii) declare all Obligations due and payable upon the occurrence and during the continuance of an Event of Default;

                      (iii) take and hold security for the performance of the Obligations of any Borrower and exchange, enforce, waive and release any such security;

                      (iv) apply and reapply such security and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine;

                      (v) release, surrender or exchange any deposits or other property securing the Obligations or on which Lender at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Obligations of any other Borrower or such Borrower; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other property of any such Person;

                      (vi) apply Payments received by Lender from any Borrower to any Obligations, in such order as Lender shall determine, in its sole discretion; and

                      (vii)  assign this Agreement in whole or in part.

               (b) WAIVERS. Each Borrower, as the guarantor of the Obligations directly incurred by any other Borrower, waives:

                      (i) any defense based upon any legal disability or other defense of any other Borrower, or by reason of the cessation or limitation of the liability of any other Borrower from any cause (other than full payment of all Obligations), including, but not limited to, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury;

                      (ii) any defense based upon any legal disability or other defense of any other guarantor or other Person;

                      (iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

                      (iv) any defense based upon the application by any other Borrower of the proceeds of the Loans for purposes other than the purposes represented by such other Borrower to Lender or intended or understood by Lender or such Borrower;

                      (v) any defense based on such Borrower's rights, under statute or otherwise, to require Lender to sue any other Borrower or otherwise to exhaust its rights and remedies against any other Borrower or any other Person or against any collateral before seeking to enforce its right to require such Borrower to satisfy the Obligations of any other Borrower;

                      (vi) any defense based on Lender's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents. Such Borrower agrees that no such failure shall waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Lender from foreclosing on any Lien, or exercising any rights available to Lender thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of such Borrower;

                      (vii) any defense arising from any act or omission of Lender which changes the scope of such Borrower's risks hereunder;

                      (viii) any defense based upon Lender's election of any remedy against such Borrower or any other Borrower or any of them; any defense based on the order in which Lender enforces its remedies;

                      (ix) any defense based on (A) Lender's surrender, release, exchange, substitution, dealing with or taking any additional collateral, (B) Lender's abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Obligations, including, but not limited to, Lender's failure to perfect or maintain a Lien in such collateral;

                      (x) any defense based upon Lender's failure to disclose to such Borrower any information concerning any other Borrower's financial condition or any other circumstances bearing on any other Borrower's ability to pay the Obligations;

                      (xi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                      (xii) any defense based upon Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Bankruptcy Code Section 1111(b)(2) or any successor statute;

                      (xiii) any defense based upon any borrowing or any grant of a security interest under Bankruptcy Code Section 364;

                      (xiv) any defense based on Lender's failure to be diligent or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Obligations;

                      (xv) notice of acceptance hereof; notice of the existence, creation or acquisition of any Obligation; notice of any Event of Default; notice of the amount of the Obligations outstanding from time to time; notice of any other fact which might increase such Borrower's risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of any other Borrower's receivership or bankruptcy and all other notices and demands to which such Borrower might otherwise be entitled (and agrees the same shall not have to be made on the other Borrower as a condition precedent to such Borrower's obligations hereunder);

                      (xvi) any defense based on errors and omissions by Lender in connection with its administration of the Loans;

                      (xvii) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor;

                      (xviii) any defense based on Lender's failure to seek relief from stay or adequate protection in any other Borrower's bankruptcy proceeding or any other act or omission by Lender which impairs such Borrower's prospective subrogation rights;

                      (xix) any defense based on legal prohibition of Lender's acceleration of the maturity of the Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of Lender with respect to the Obligations and the security therefor;

                      (xx) any defense available to a surety under applicable law; and

                      (xxi) the benefit of any statute of limitations affecting the liability of such Borrower hereunder or the enforcement hereof.

Each Borrower further agrees that its obligations hereunder shall not be impaired in any manner whatsoever by any bankruptcy, extensions, moratoria or other relief granted to any other Borrower pursuant to any statute presently in force or hereafter enacted.

               (c) Additional Waivers. Each Borrower authorizes Lender to exercise, in its sole discretion, any right, remedy or combination thereof which may then be available to Lender, since it is such Borrower's intent that the Obligations be absolute, independent and unconditional obligations of such Borrower under all circumstances. Without limiting the generality of the foregoing or any other provision hereof, each Borrower expressly waives all benefits which might otherwise be available to such Borrower under California Civil Code Sections 2809, 2810, 2815, 2819, 2822, 2839, 2845, 2848, 2849, 2850,
2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect deemed applicable to such Borrower's guaranty of the Obligations directly incurred by any other Borrower and Lender's enforcement of such guaranty. Notwithstanding any foreclosure of any Lien with respect to any or all of any property securing the Obligations, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, each Borrower shall remain bound under such Borrower's guaranty of the Obligations directly incurred by any other Borrower.

               (d) Primary Obligations. This Agreement is a primary and original obligation of each of the Borrowers and each of the Borrowers shall be liable for all existing and future Obligations of any other Borrower as fully as if such Obligations were directly incurred by such Borrower.

               SECTION 2.17 APPOINTMENT OF SUNLINK HEALTHCARE CORP. ("SHC") AS AGENT. Each Borrower hereby appoints SHC as its agent and attorney-in-fact to take any action or execute any document or instrument necessary or appropriate for the administration of the Collateral hereunder and under the Loan Documents. Without limiting the generality of the foregoing, SHC shall prepare and deliver to Lender all reports concerning the Accounts and other Collateral required by this Agreement, whether such Collateral is owned by SHC or another Borrower, and each other Borrower shall be fully bound by the statements and actions of SHC. In addition, SHC shall be the only Borrower from whom Lender shall recognize requests for advances hereunder, whether such advance request is for the benefit of SHC or another Borrower. Lender shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by SHC hereunder.

                                    SECTION 3
                                SECURITY INTEREST

               SECTION 3.1 GRANT OF SECURITY INTEREST. In order to secure prompt payment and performance of all Obligations, Borrower hereby grants to Lender, subject only to Permitted Liens, a continuing first-priority pledge and security interest in all of Borrower's: (i) present and future Accounts including without limitation health-care-insurance receivables, chattel paper, instruments, investment property, documents, and general intangibles including without limitation payment intangibles; (ii) deposit accounts, lockbox accounts, credit insurance, guaranties, and letter-of -credit rights; (iii) deposits, reserves, Medicare or Medicaid pools, cost report settlements, prospective payments, adjustments and incentive payments of any kind; (iv) inventory, equipment, goods and fixtures; (v) attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto; (vi) Borrower's Books related to the foregoing; and (vii) all income, proceeds and products and any and all security for any of the foregoing; all whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Collateral"). This security interest in the Collateral shall attach to all Collateral without further action on the part of Lender or Borrower.

               The Collateral, as defined in the DVIFS Documents also secures all Obligations of Borrower under this Agreement. The Collateral as defined in this Section 3 also secures all obligations due DVIFS under the DVIFS Documents.

                                    SECTION 4
                            SPECIFIC REPRESENTATIONS

               SECTION 4.1 NAME OF BORROWER. The exact name of Borrower is set forth on Schedule 4.1. Borrower's state of organization is set forth on Schedule
4.1. All of Borrower's previous legal names are set forth on Schedule 4.1. Borrower uses the trade names set forth on Schedule 4.1. All other trade names used by Borrower since February 1, 2001, are set forth on Schedule 4.1.

               SECTION 4.2 MERGERS AND CONSOLIDATIONS. Except as disclosed on
Schedule 4.2, no entity has merged into any of Borrower or been consolidated with Borrower since February 1, 2001.

               SECTION 4.3 PURCHASE OF ASSETS. Except as disclosed on Schedule
4.3 no entity has sold substantially all of its assets to Borrower or sold assets to Borrower outside the ordinary course of such seller's business since February 1, 2001.

               SECTION 4.4 IDENTIFICATION NUMBERS. Borrower's federal tax identification number and

Borrower's state organizational identification number is set forth on Schedule
4.4. Borrower's Medicare identification number(s) and Medicaid identification number for each applicable state are set forth on Schedule 4.4.

                                    SECTION 5
                         PROVISIONS CONCERNING ACCOUNTS

               SECTION 5.1 OFFICE AND RECORDS OF BORROWER. Borrower's chief executive office address is set forth on Schedule 5.1. Borrower maintains all of its records with respect to Accounts at the addresses set forth on Schedule 5.1. Borrower has not at any time within the past four (4) months maintained its chief executive office or its records with respect to Accounts at any other location and shall not do so hereafter except with the prior written consent of Lender.

               SECTION 5.2 REPRESENTATIONS. For each Account listed by Borrower on any Borrowing Base report, Borrower warrants and represents to Lender that at all times: (a) such Account is owned solely by Borrower, Borrower having good and marketable title thereto; (b) such Account is for a liquidated amount maturing as stated in Borrower's Books; (c) such Account is genuine and arises from a bona fide existing obligation created by the rendition of patient services to Account Debtors or their insureds by Borrower in the ordinary course of its business; (d) such Account has not been satisfied, subordinated or rescinded; (e) to the best of Borrower's knowledge after due inquiry, such Account is the primary liability of the Account Debtor and is recognized by such Account Debtor as its primary liability; (f) such Account is payable only in lawful currency of the United States; (g) such Account is not in default and is not subject to any known deduction, offset, counterclaim, return privilege, or other condition, except as reflected on Borrower's Books (each of which is permissible only if made only in the ordinary course of Borrower's business);
(h) such Account is an "account" within the meaning of the UCC and is not evidenced by a judgment or promissory note or similar instrument or agreement or by an "instrument" within the meaning of the UCC; (i) the services rendered which resulted in the creation of such Account have been rendered to and accepted by the Account Debtor; (j) the amounts shown on the Borrowing Base report, Borrower's Books and all invoices and statements with respect thereto are owing to Borrower and are not contingent; (k) no payments have been or will be made thereon except payments turned over to Lender in accordance with the terms hereof; (l) to the best of Borrower's knowledge after due inquiry, there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base report, Borrower's Books and the invoices and statements with respect thereto; (m) the services rendered giving rise thereto are not subject to any Lien, claim, encumbrance or security interest which is superior to that of Lender other than Permitted Liens; (n) such Account is subject to Lender's perfected, first priority security interest and no other Lien other than a Permitted Lien; (o) to the best of Borrower's knowledge after due inquiry, such Account does not contravene any laws, rules or regulations applicable thereto;
(p) Borrower has submitted to the Account Debtor all necessary documentation and information for payment of such Account (all of which is true and correct in all material respects), and has fulfilled all of its other obligations in respect thereof, including verification of the eligibility of such Account for payment by such Account Debtor; (q) to the best of Borrower's knowledge after due inquiry, such Account has not been originated in, nor is it subject to the laws of, any jurisdiction which would make the terms hereof or any transaction herein contemplated unlawful; (r) any one individual Eligible Account is not in excess of $150,000; and (s) there are no proceedings or actions known to Borrower which are threatened or pending against the Account Debtor thereon which might result in any material adverse change in such Account Debtor's financial condition.


               SECTION 5.3 RETURNS AND REPOSSESSIONS. Borrower shall notify Lender within five (5) Business Days of occurrence of all material claims asserted by Account Debtors.

               SECTION 5.4  BORROWING BASE AND OTHER REPORTS.

               (a) Monthly Reports. On a monthly basis (or more frequently at Borrower's election), and no later than the 20th day of each month, Borrower shall submit by Internet E-Mail or in a computer disc or tape format acceptable to Lender, and in form and content satisfactory to Lender (i) a Borrowing Base Report in the form of Exhibit A, attached hereto; (ii) a summary system generated accounts receivable aging report by Financial Class and a summary system generated accounts receivable aging report by Payor as of the last day of the preceding month; (iii) a summary accounts receivable rollforward ("Rollforward") for the preceding month reflecting beginning accounts receivable balance, charges, collections, adjustments, ending accounts receivable balance, and the ending general ledger accounts receivable balance; (iv) reconciliation of the accounts receivable balance per the

Rollforward and the ending accounts receivable aging balance, (v) reconciliation of the ending accounts receivable aging balance and the ending general ledger accounts receivable balance; and (vi) a Payor concentration schedule consisting of the largest ten (10) Account Debtors per Financial Class in form and content satisfactory to Lender. Borrower agrees to provide Lender all Medicaid Payor information by Medicaid plan and Blue Cross/Blue Shield Payor information by Blue Cross/Blue Shield plan on a monthly basis in form and content reasonably satisfactory to Lender. Detailed support information for monthly Rollforward, as well as detailed monthly accounts receivable agings must be made available to Lender during recurring on-site audits at Borrower's facility.

               (b) Other Reports. Borrower agrees to provide Lender within five
(5) Business Days after each request by Lender, or within such time period agreed upon by Borrower and Lender at the time of such request, any other report or information reasonably requested by Lender.

               (c) Reports Generally-Adjustments; Late Fee. Lender shall periodically review Borrower's actual billings, adjustments and cash receipts, as well as Borrower's Payor profile. To the extent Borrower's method of handling billings, collections and adjustments changes, Borrower's billing system rate tables change, Borrower's Payor profile materially changes, and/or Borrower materially changes its patient accounting system software, Borrower shall provide Lender with notice thereof, and Lender may, in its sole discretion, change the Net Collectible Percentage attributable to each type of Account by written notice to Borrower of such change. At all times during which any Advances made to Borrower hereunder are outstanding, to the extent any of the foregoing reports are not delivered to Lender on a timely basis, Borrower shall be obligated to Lender for a daily fee equal to $500 for each day until such report is delivered to Lender.

               SECTION 5.5 COMPLIANCE CERTIFICATE. With each final month-end Borrowing Base report which Borrower delivers to Lender, Borrower also shall deliver to Lender a Compliance Certificate in the form of Exhibit C attached hereto, which Compliance Certificate shall be completed and signed by an officer of Borrower.

               SECTION 5.6 LENDER'S RIGHTS. Any officer, employee or agent of Lender shall have the right, at any time or times hereafter, in the name of Lender or its nominee (including Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise; and all reasonable costs thereof shall be payable by Borrower to Lender. Lender, or its designee may at any time upon the occurrence of an Event of Default notify customers or Account Debtors that Accounts have been assigned to Lender or of Lender's security interest therein and collect the same directly and charge all reasonable collection costs and expenses to Borrower's account.

               SECTION 5.7 DISCLAIMER OF LIABILITY. Lender shall not be liable to Borrower or any third person for the correctness, validity or genuineness of any instruments or documents released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Lender, by accepting a Lien on the Collateral or by releasing any Collateral to Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or creditor of Borrower or to any other third party. Borrower agrees to indemnify and defend Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this Section 5.7, except for such claims or proceedings arising from Lender's gross negligence or willful misconduct.

               SECTION 5.8 POST DEFAULT RIGHTS If an Event of Default has occurred and is continuing hereunder, no discount, credit or allowance shall be granted or permitted by Borrower to any Account Debtor; provided, however, that, notwithstanding the existence of an Event of Default, (i) Borrower may continue to invoice and bill Account Debtors under discount, credit and allowance arrangements that Borrower maintained in the ordinary course of business prior to such Event of Default occurring, and (ii) Account Debtors may, during the continuance of an Event of Default, utilize discount, credit and allowance arrangements that Borrower extended to them in the ordinary course of business. Lender may, upon the occurrence of an Event of Default, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms that Lender considers advisable, and in such cases, Lender will credit Borrower's account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred in connection therewith.

               SECTION 5.9 ACCOUNTS OWED BY FEDERAL GOVERNMENT. If any Accounts (excluding, unless otherwise required by Lender, Medicare or Medicaid generated Accounts), shall arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and take all other action requested by Lender to protect Lender's Lien on such Accounts under the provisions of the federal laws on assignment of claims.

               SECTION 5.10 BUSINESS ACTIVITY REPORTS. Borrower has filed and shall file all legally required notices and reports of its business activities with all the appropriate taxing authorities and the appropriate Governmental Authority of each jurisdiction in which Borrower is legally required to file such a notice or report.

               SECTION 5.11. SERVICING. Borrower shall be responsible for the complete processing and maintenance of records for the Accounts including the following: (a) the preparation of claims for submission to Account Debtors; (b) the submission of claims to Account Debtors; and (c) follow-up with all Account Debtors.

                                    SECTION 6
                         PROVISIONS CONCERNING CONTRACTS

               SECTION 6.1  CONTRACTS.

               (a) Schedule 6.1. is a true and complete list of all material contracts and agreements to which Borrower is a party.

               (b) Borrower shall not amend, modify or supplement any contract or agreement included in the Collateral or waive any provision thereof other than in accordance with Borrower's standard business practice, nor shall such standard business practice be materially changed without Lender's consent, which shall not be unreasonably withheld.

               (c) Borrower shall remain liable to perform all of its duties and obligations under any contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed; and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

               (d) Borrower need not pay any amount due under any contract or agreement listed on Schedule 6.1, nor otherwise perform any action required under the terms of any such contract or agreement, if such payment or performance is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by GAAP.

                                    SECTION 7
                     OTHER PROVISIONS CONCERNING COLLATERAL

               SECTION 7.1 FURTHER ASSURANCES. Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of Accounts, letters of authority and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents. Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed and record or file same in order to protect, perfect or continue the perfection of Lender's Liens in the Collateral.

               SECTION 7.2 LENDER'S DUTY OF CARE. Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as Borrower shall request or agree to in writing provided that neither failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage or destruction of the Collateral shall be borne by Borrower, except to the extent such loss, damage or destruction arises from Lender's gross negligence or willful misconduct.

               SECTION 7.3 REINSTATEMENT OF LIENS; REVERSAL OF PAYMENTS. If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payment or payments or proceeds or any part thereof previously made by Borrower or any other Person must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of Borrower or such other Person), or any such payments are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause: (a) this Agreement and Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and other items necessary to perfect all terminated Liens, and (b) to the extent of such payment or proceeds received, the Loan and the Loan Documents will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

               SECTION 7.4 LENDER EXPENSES. If Borrower fails, as required by the terms hereof, (a) to pay any moneys (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, (b) to make any deposits or furnish any required proof of payment or deposit, or (c) to discharge any Lien not permitted hereby, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall become part of the Obligations, shall bear interest at the rate per annum equal to the Default Interest Rate, and shall be secured by the Collateral. Any payments made by Lender shall not constitute (i) an agreement by Lender to make similar payments in the future, or (ii) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien and the receipt of the usual official notice for the payment of moneys to a governmental entity shall be conclusive evidence that the same was validly due and owing.

               Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

               SECTION 7.5 INSPECTION OF RECORDS. During usual business hours, Lender shall have the right to inspect Borrower's Books and records (including patient records) in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert, after the occurrence and during the continuance of an Event of Default, a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement and agrees that Lender may directly contact any such accounting firm or service bureau in order to obtain such information. Borrower shall, upon request, deliver to such auditor, a complete list by name and address of each Account Debtor.

               SECTION 7.6 WAIVERS. Except as specifically provided for herein, Borrower waives presentment, demand, demand for payment, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and waives all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of the Loan Documents. In connection with the transactions contemplated by the Loan Documents, Borrower waives all rights of offset Borrower may have against Lender and Borrower waives all rights of offset and all counterclaims Borrower may have against any assignee of Lender.

               SECTION 7.7 TITLE TO COLLATERAL. Borrower represents and warrants to Lender that Borrower has good and marketable title to all of the Collateral, free and clear of any and all Liens, claims and encumbrances, other than the Permitted Liens.

                                    SECTION 8
                         REPRESENTATIONS AND WARRANTIES

               As of the date hereof Borrower hereby warrants and represents to Lender the following:

               SECTION 8.1 STATUS. Borrower is an organization duly incorporated or otherwise formed, as applicable, validly existing and in good standing under the laws of the state of its organization; and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

               SECTION 8.2 AUTHORIZATION. The execution, delivery, and performance by Borrower of this Agreement and each other Loan Document have been duly authorized by all necessary corporate, company or partnership action, as applicable. Borrower, has duly executed and delivered this Agreement and each other Loan Document to which it is a party, and each of them constitutes a valid and binding obligation of Borrower, as applicable, enforceable according to its terms except as such enforceability may be limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

               SECTION 8.3 NO BREACH. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document to which it is a party
(a) will not contravene any law or any governmental rule or order binding on Borrower, its business, any of Borrower's assets including but not limited to the Collateral; (b) will not violate any provision of its articles of incorporation, articles of organization, operating agreement, bylaws or partnership agreement, as applicable, (c) will not violate any agreement or instrument by which Borrower, as applicable, is bound; (d) do not require any notice to or consent of any Governmental Authority; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

               SECTION 8.4 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Borrower or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments or contributions required of it by law, including but not limited to payroll and other employment related taxes, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender and except for non-payroll and other non-employment related taxes in immaterial amounts that in the aggregate do not exceed $50,000.

               SECTION 8.5 DEFERRED COMPENSATION PLANS. Borrower has made all required contributions to all deferred compensation plans to which it is required to contribute, and Borrower has no liability for any unfunded benefits of any single-employer or multi-employer plans. Borrower is not and at no time has been a sponsor of, provided, or maintained for any employees any defined benefit plan.

               SECTION 8.6 LITIGATION AND PROCEEDINGS. Except as set forth on
Schedule 8.6 attached hereto, there are no outstanding judgments against Borrower or any of its assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as set forth in Schedule 8.6 hereto.

               SECTION 8.7 BUSINESS. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

               SECTION 8.8 LAWS AND AGREEMENTS. Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by the applicable Governmental Authority. Borrower is in material compliance with all laws applicable to it, its business, and all of its assets, including but not limited to the Collateral.

               SECTION 8.9 SOLVENCY. The Borrower and each of its subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and Borrower and each of its subsidiaries now owns property having a value, greater than the amount required to pay Borrower's or such subsidiary's debts.

               SECTION 8.10 CONSENTS. Borrower and its subsidiaries have obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Borrower and its subsidiaries in connection with the Borrower's and each subsidiary's business or the execution and delivery of this Agreement and the other Loan Documents and the performance of the obligations hereunder, the failure of which to obtain or effect would have a material adverse effect on Borrower individually, or on Borrower and its subsidiaries on a consolidated basis.

               SECTION 8.11 FINANCIAL CONDITION. All financial statements and information relating to Borrower that have been or may hereafter be delivered by Borrower to Lender are accurate and complete and have been prepared in accordance with GAAP. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower since the date of the most recent financial statements submitted to Lender.

               SECTION 8.12  HEALTH CARE LAWS.

               (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws applicable to Borrower and it is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Health Care Laws.

               (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

               (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower or any of its employees, relating in any way to Health Care Laws.

               SECTION 8.13 CAPITAL STRUCTURE. All issued Ownership Interests in Borrower and all outstanding Ownership Interests in any of Borrower's subsidiaries as reflected in Borrower's financial statements are validly issued pursuant to proper authorization of the board of directors, board of managers, partners, or otherwise, as applicable, of such subsidiary, and are fully paid, and non-assessable. There are no outstanding subscriptions, warrants, options, calls or commitments, obligations or securities convertible or exchangeable for any Ownership Interests of Borrower or any subsidiary of Borrower. Borrower and each of its subsidiaries shall give Lender thirty days (30) prior written notice before entering into any agreement to register its Ownership Interests under the Securities Act of 1933, as amended, or any state securities law. All Borrower's and its subsidiary's issued and outstanding Ownership Interests are fully paid and non-assessable, and each such Person's capital structure is as set forth on
Schedule 8.13. Borrower's existing subsidiaries are listed on Schedule 8.13. Borrower shall not create any new subsidiaries after the Effective Date.

               SECTION 8.14 CUMULATIVE REPRESENTATIONS. The warranties, representations and agreements set forth throughout this Agreement are cumulative and in addition to any and all other warranties, representations and agreements that Borrower shall give, or cause to be given, to Lender, either now or hereafter.

               SECTION 8.15 REAFFIRMATION. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (a) an automatic representation and warranty by Borrower to Lender that there does not then exist any Event of Default or any Unmatured Default, and (b) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

               SECTION 8.16 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                                    SECTION 9
                                    COVENANTS

               During the term of this Agreement and thereafter for so long as any Obligations are outstanding and unpaid, Borrower covenants that unless otherwise consented to by Lender in writing, it shall perform all the acts and promises required by this Agreement and all the acts and promises set forth below:

               SECTION 9.1 ENCUMBRANCE OF COLLATERAL. Borrower shall not create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower, except for Liens to Lender and Permitted Liens.

               SECTION 9.2 BUSINESS. Borrower shall engage primarily in business of the same general character as that now conducted by Borrower.

               SECTION 9.3 CONDITION AND REPAIR. Borrower shall maintain in good repair and working order all properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

               SECTION 9.4 TAXES. Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially impaired as a result thereof) no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by GAAP. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

               SECTION 9.5 ACCOUNTING SYSTEM Borrower at all times hereafter shall maintain an accounting system sufficient to allow it to prepare its financial statements in accordance with GAAP, with ledger and account cards or computer tapes, disks, printouts and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

               SECTION 9.6  [RESERVED]

               SECTION 9.7 QUARTERLY FINANCIAL STATEMENTS OF BORROWER. Borrower shall furnish Lender as soon as practicable but in no event later than sixty
(60) days after the end of each of the first three quarterly fiscal periods of each fiscal year with unaudited quarterly consolidated financial statements in form and substance as required by Lender, including a balance sheet, an income statement and a statement of cash flows, prepared in accordance with GAAP together with a certificate executed by the chief financial officer of Borrower stating that the financial statements fairly present the financial condition of Borrower as of the date and for the periods covered and that as of the date of such certificate there has not been any violation of any provision of this Agreement or the happening of any Event of Default or Unmatured Default hereunder.

               SECTION 9.8 ANNUAL FINANCIAL STATEMENTS OF BORROWER. Borrower shall furnish Lender as soon as practicable but in no event later than ninety
(90) days after the close of each fiscal year with audited annual financial statements, which financial statements shall be prepared in accordance with GAAP and shall be certified without qualification by an independent certified public accounting firm satisfactory to Lender. With all financial statements, Borrower will also deliver a certificate of its chief financial officer attesting that no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

               SECTION 9.9 SEMI-ANNUAL FINANCIAL STATEMENTS OF GUARANTOR. Borrower or Guarantor shall furnish Lender during the term of the Loan with current financial statements of Guarantor semi-annually.

               SECTION 9.10 FURTHER INFORMATION. Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes an Unmatured Default or an Event of Default under this Agreement. In addition, Borrower authorizes Lender to contact credit reporting agencies concerning, Borrower's credit standing. Borrower also authorizes Lender to utilize Borrower's name in Lender's marketing materials. Borrower shall provide Lender with copies of any and all reports, filings and other documentation delivered to any Governmental Authority by or on behalf of Borrower promptly after the delivery thereof, if applicable, including but not limited to cost reports, relating to the Collateral.

               SECTION 9.11 PLAN COVENANTS. Guarantor or Borrower shall comply with all laws applicable to any deferred compensation plans with which Guarantor or Borrower is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person whatsoever with respect to any such plan.

               SECTION 9.12 RESTRICTIONS ON MERGER, CONSOLIDATION, SALE OF ASSETS, ISSUANCE OF OWNERSHIP INTERESTS, CHANGE OF NAME, ETC. Without prior written consent of Lender, Borrower shall not:

               (a)    merge or consolidate with any Person;

               (b) sell, lease or otherwise dispose of its assets, the net proceeds from which exceed $100,000 annually during any fiscal year, in any transaction or series of related transactions (other than sales in the ordinary course of business);

               (c) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

               (d) acquire substantially all of the assets of , or any capital stock of any business;

               (e) become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents; or

               (f) authorize or issue any additional Ownership Interests or equity interest that would result in a change of control of Borrower.

               If in connection with any of the foregoing transactions, proceeds or other amounts are paid in consideration therefor, then regardless of whether Lender agrees to such transaction, Borrower shall, among other things, pay such amounts to Lender for application against the outstanding balance of the Obligations (unless otherwise agreed to in writing by Lender).

               In addition, Borrower shall not change its name, business structure or identity or use a new trade name or assumed name without at least thirty (30) days prior notification to Lender.

               SECTION 9.13  HEALTH CARE COVENANTS.

               (a) Borrower and each of its employees shall comply in all material respects with, and shall obtain all permits required by, all Health Care Laws applicable to Borrower and/or its employees.

               (b) Borrower shall promptly furnish to Lender a copy of any communication from any Governmental Authority concerning any possible violation of any Health Care Laws or any occurrence of which

Borrower or any of its employees would be required to notify any Governmental Authority with jurisdiction over Health Care Laws.

               SECTION 9.14 DISTRIBUTIONS. Borrower shall not make any Distributions, except for (a) Distributions permitted under the Rider to the Subordination Agreement of even date herewith and (b) other Distributions authorized by Lender upon Borrower's request, which authorization shall not be unreasonably withheld and which authorization shall not be deemed to authorize any Distributions while an Event of Default is continuing or if such Distribution would cause an Event of Default to occur.

               SECTION 9.15 SUBORDINATE OBLIGATIONS. Borrower shall not voluntarily prepay any principal (including the making of any sinking fund payment), interest or any other amount in respect of Subordinate Obligations.

               SECTION 9.16 PAYMENTS TO INSIDERS. Without the Lender's prior written approval, Borrower shall not make any payments of any kind whatsoever to any owner, director or officer of Borrower after the occurrence of an Event of Default or Unmatured Default, except for normal salaries and bonuses owed by Borrower to any such director or officer paid in the ordinary course of business. Such payments include without limitation payments in connection with any loans, leases, advances, liabilities, debt balances, covenants, duties, and management fees owed by Borrower to such owner, director or officer.

               SECTION 9.17 AMENDMENTS. Borrower shall not amend any provision of any Subordinate Obligation if such amendment would (a) affect any of the subordination provisions thereof, (b) advance the date of any required payment or prepayment thereunder, (c) make covenants therein more burdensome, when considered in their entirety, to Borrower, (d) reduce any default or grace period therein provided, or (e) otherwise have a material adverse effect on the interests of Lender.

               SECTION 9.18 ADDITION OF NEW SITES/LOCATIONS. Lender may, in its sole discretion, be willing to consider adding additional locations and/or affiliate entities of Borrower to this facility. In order for Lender to consider such matters, Borrower understands and agrees that such determination entails, among other things, a review by Lender of all relevant matters including but not limited to an audit of the Accounts, Borrower's payment to Lender of any and all additional fees, charges and expenses associated therewith, and credit and legal due diligence and documentation pertaining to such new entity and/or collateral.

               SECTION 9.19 NOTICE OF EXISTENCE OF DEFAULTS, ETC. Borrower will promptly notify Lender of: (a) the existence of any known condition or event, which constitutes, or which will constitute an Event of Default or an Unmatured Default and (b) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Borrower or for Borrower's benefit and used in its business by any Governmental Authority material to Borrower's business.

               SECTION 9.20 FALSE CERTIFICATES OR DOCUMENTS. Borrower has not and will not furnish Lender with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

               SECTION 9.21 LOANS BY BORROWER. During the term of this Agreement, Borrower will not, and will not permit any of its subsidiaries to, make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses and trade credit extended in the ordinary course of business.

               SECTION 9.22 GUARANTIES. Borrower will not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person, except by endorsement of instruments or items of payment for deposit or collection.


                                   SECTION 10
                                EVENTS OF DEFAULT

               An Event of Default shall be deemed to exist if any of the following events shall have occurred and be continuing:

               (a) Borrower fails to make any payment of principal or interest or any other payment of the Obligations when due and payable, by acceleration or otherwise.

                  (b) Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any other Loan Document to which it is a party and such failure is not cured within thirty (30) days of written notice of such failure from Lender to Borrower. If such failure is capable of cure, but cannot be cured within such thirty (30) day period, Borrower will have an additional thirty (30) days to cure such failure, provided that Borrower promptly commences such cure upon receipt of the foregoing written notice and, at all times thereafter, diligently pursues such cure. The notice and cure periods set forth in this SECTION 10(b) apply only to the extent that the Event of Default in question is not specifically covered by any other subsection of this SECTION 10,


               (c) A court enters a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the windup or liquidation of Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower and not dismissed within 60 days after being filed.

               (d) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes any action in furtherance of any of the foregoing.

               (e) Final judgment for the payment of money on any uninsured claim in excess of $50,000 is rendered against Borrower and remains undischarged for twenty (20) days during which execution is not effectively stayed.

               (f) Any Guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in Sections 10 (c) or (d) above with respect to Borrower or fails to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party.

               (g) Borrower makes any payment on account of any Subordinate Obligations, other than payments specifically permitted by the terms of such subordination or this Agreement.

               (h) Any Person holding any Subordinate Obligations becomes the subject of any proceeding resulting in the termination of the subordination arrangement, terminates the subordination arrangement or asserts that it is terminated.

               (i) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise, except as permitted by Section 9.12 (b) hereof.

               (j) Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $50,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such Indebtedness or lease payments.

               (k) Demand is made for payment of any Indebtedness in excess of $50,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand.

               (l) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

               (m) A judgment or other claim in excess of $50,000 becomes a Lien upon any or all of

Borrower's assets, other than a Permitted Lien.

               (n) A notice of Lien, levy or assessment in excess of $50,000 is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or other Government Authority; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower as permitted in Section 8.4.

               (o) There is a material impairment of the value of the Collateral or priority of Lender's Liens on the Collateral.

               (p) Any of Borrower's assets in excess of $50,000 or any Collateral are seized, subjected to a distress warrant, levied upon or come into the possession of any judicial officer.

               (q) Any representation or warranty made in writing (whether in any Loan Document or otherwise), to Lender by Borrower in connection with the transactions contemplated in this Agreement or any other Loan Document is materially incorrect when made.

               (r) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under Sections 10 (e), (j), (k), (m), (n) and (p) hereof exceeds $250,000.

               (s) Borrower shall fail to direct all receipts for Accounts to the Lock Box.

               (t) There shall occur a material adverse change in the financial or other condition or business prospects of Borrower or any Guarantor.

               (u) There shall occur a default or an event of default as defined or otherwise described in the DVIFS Documents.

                                   SECTION 11
                                    REMEDIES

               SECTION 11.1  SPECIFIC REMEDIES.   Upon the occurrence of any
Event of Default:

               (a) Lender may cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any other Loan Document, or under any other agreement between Borrower and Lender.

               (b) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

               (c) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or moneys of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

               (d) Lender may pay, purchase, contest or compromise any encumbrance, charge or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

               (e) Lender may (i) notify Account Debtors to make payment on Accounts directly to Lender; (ii) settle, adjust, compromise, extend or renew Accounts, whether before or after legal proceedings to collect such Accounts have commenced; (iii) prepare and file any bankruptcy proofs of claim or similar documents against any Account Debtor; (iv) prepare and file any notice, assignment, satisfaction, or release of Lien, UCC termination statement or any similar document; (v) sell or assign Accounts, individually or in bulk, upon such terms, for such amounts, and at such time or times as Lender deems advisable; and (vi) complete the performance required of

Borrower under any contract or agreement to which Borrower is a party and out of which Accounts arise or may arise.

               (f) Lender may (i) endorse Borrower's name on all checks, notes, drafts, money orders or other forms of payment of or security for Accounts or other Collateral; (ii) sign Borrower's name on drafts drawn on Account Debtors or issuers of letters of credit; and (iii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designated by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to Collateral, and hold all other mail available for pickup by Borrower.

               SECTION 11.2 POWER OF ATTORNEY. Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power after the occurrence of an Event of Default: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (b) to sign Borrower's name on drafts against Account Debtors, on schedules and assignments of Accounts, on verifications of Accounts, and on notices to Account Debtors; (c) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; (d) to send requests for verification of Accounts; (e) to execute, if necessary, and file UCC Financing Statements; and (f) to do all things necessary to carry out this Agreement. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Lender agrees not to exercise the power granted in Section 11.2(b) prior to the occurrence of an Event of Default and agrees not to exercise the power granted in Section 11.2(d) prior to notification of Borrower of its intent to do so, but such limitations do not limit the effectiveness of such power of attorney at any time. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

               SECTION 11.3 EXPENSES SECURED. All Lender Expenses shall be payable by Borrower to Lender upon demand, shall be part of the Obligations, and shall be secured by the Collateral.

               SECTION 11.4 EQUITABLE RELIEF. Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to Lender, and Borrower agrees that, after the occurrence of an Event of Default, Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

               SECTION 11.5 REMEDIES ARE CUMULATIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Lender shall constitute a waiver, election or acquiescence by it. Lender's failure to exercise any of its rights or remedies hereunder will not waive any of Lender's rights or remedies as to any past, current or future Event of Default.

               SECTION 11.6 SETOFF. Upon the occurrence and during the continuance of any Event of Default, Lender may, and is hereby authorized to, at any time and from time to time without notice to Borrower (any such notice being expressly waived by Borrower), and to the fullest extent permitted by law, set off and apply any and all deposits at any time held and other Indebtedness at any time owing by Lender to Borrower against any and all Obligations, irrespective of whether or not Lender shall have made any demand under this Agreement and although such Obligations may be contingent or unmatured. Lender agrees to promptly notify Borrower after any such set-off and application made by Lender but its failure so to do shall not in any way limit or impair such right.

               SECTION 11.7 SALE OR OTHER DISPOSITION OF COLLATERAL. The sale, lease or other disposition of the Collateral, or any part thereof, by Lender after an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may cause the Collateral to remain on Borrower's or any of its subsidiary's premises or otherwise or to be removed and stored at premises owned by other Persons, at Borrower's expense, pending sale or other disposition of the Collateral. Borrower and each of its subsidiaries, at Lender's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Lender at a place to be designated by Lender. Lender shall have the right to conduct such sales on Borrower's or any such subsidiary's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Lender may see fit. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrower and Guarantor at the address specified in Section 13.5 below, at least ten (10) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Lender in connection therewith and all other costs and expenses related thereto including reasonable attorney fees, shall be applied in such order as Lender, in its sole discretion, elects, toward satisfaction of the Obligations. Lender shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower and Guarantors shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. Borrower and Guarantors agree that Lender has no obligation to preserve rights to the Collateral against any other parties. Lender is hereby granted a license or other right to use, after an Event of Default, without charge, Borrower's or any of its subsidiary's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrower's and its subsidiaries' rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Lender's benefit. Lender shall be under no obligation to marshal any assets in favor of Borrower or any Guarantor or any other party or against or in payment of any or all of the Obligations.

               SECTION 11.8 WAIVERS. In connection with any proceedings under the Loan Documents, including without limitation any action by Lender in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower waives:

               (a) all procedural errors, defects and imperfections in such proceedings;

               (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

               (c) except for any notices specifically required hereunder, presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

               (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

               (e) any demand for possession of Collateral prior to commencement of any suit; and

               (f) all rights to claim or recover attorney's fees and costs in the event that Borrower or any Guarantor is successful in any action to remove, suspend or enforce a judgment entered by confession.

               SECTION 11.9 FORBEARANCE. Lender may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower or Guarantors.

               SECTION 11.10 LIMITATION ON LIABILITY. Borrower and Guarantors shall be responsible for and Lender is hereby released from any claim or liability in connection with:

               (a)    Safekeeping any Collateral;

               (b)    Any loss or damage to any Collateral; or

               (c)    Any diminution in value of the Collateral.

Lender shall only be liable for any act or omission on its part constituting willful misconduct and gross negligence. In the event that Lender breaches its required standard of conduct, Borrower and Guarantors agree that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower or any Guarantor brings suit against Lender in connection with the transactions contemplated hereunder and Lender is found not to be liable, Borrower and Guarantors will indemnify and hold Lender harmless from all costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with such suit. This Agreement is not intended to obligate Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.

                                   SECTION 12
                                    INDEMNITY

               SECTION 12.1 GENERAL INDEMNITY. Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits or demands (including fees and disbursements of counsel) on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement, any other Loan Document or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the gross negligence or intentional malfeasance of Lender or its directors, officer, agents or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. The obligations of Borrower hereunder shall survive the termination of this Agreement and repayment of the Obligations.

                                   SECTION 13
                                  MISCELLANEOUS

               SECTION 13.1 DELAY AND WAIVER. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

               SECTION 13.2 COMPLETE AGREEMENT. This Agreement and the Schedules are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

               SECTION 13.3 SEVERABILITY; HEADINGS. If any part of this Agreement or the application thereof to any Person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

               SECTION 13.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Any such assignment or delegation by Borrower shall be void. Lender (and any subsequent assignee) may transfer and assign this Agreement and any other Loan Document and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement, any other Loan Document and said Collateral.

               SECTION 13.5 NOTICES. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, telecopy, or similar electronic medium to the following addresses:

                             To Borrower:   SunLink Healthcare Corp.

                             900 Circle 75 Parkway, Suite 1300
                             Atlanta, GA 30339
                             Attention:  Robert M. Thornton, Jr., CEO
                             Telephone:  (770-933-7000)
                             Telecopier:  (770-933-7010)

               To Lender:    DVI Business Credit Corporation
                             4041 MacArthur Blvd., Suite 401
                             Newport Beach, CA  92660
                             Attention:     Documentation / Legal Department
                             Telephone:  (949) 474-5800
                             Telecopier:  (949) 474-6171

               Copies to:    DVI Business Credit Corporation
                             4041 MacArthur Blvd., Suite 401
                             Newport Beach, CA  92660
                             Attention:     Portfolio Management Department / Account Executive
                             Telephone:  (949) 474-5800
                             Telecopier:  (949) 474-6199

               Copies to:    DVI Financial Services Inc.
                             2500 York Road
                             Jamison, PA 18929
                             Attention:     Legal Department
                             Telephone:  (215) 488-5000
                             Telecopier:  (215) 488-5408

        Either party may change such address by sending notice of the change to the other party; such change of address shall be effective only upon actual receipt of the notice by the other party.

               SECTION 13.6 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the other Loan Documents without the prior written approval of the other party to this Agreement; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law.

               SECTION 13.7 MISCELLANEOUS. All payments and amounts due hereunder by Borrower shall be made or be payable without set-off or counterclaim and shall be made to Lender on the date in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at time of payment. Time is of the essence regarding Borrower's performance of its obligations to Lender notwithstanding any course of dealing or custom on Lender's part to grant extensions of time. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder; the substitution of any security for the Obligations; the release of any Person liable for the Obligations; or any extensions of time, renewals or waivers hereunder; to all of which Borrower hereby consents . Lender will have the right to refrain from or postpone enforcement of this Agreement or any other Loan Documents without prejudice and the failure to strictly enforce the Loan Documents will not be construed as having created a course of dealing between Lender and Borrower contrary to the specific terms of the Loan Documents or as having modified, released or waived the same. The express terms of this Agreement and the other Loan Documents will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof.


               SECTION 13.8 GOVERNING LAW. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

               SECTION 13.9 WAIVER OF TRIAL BY JURY. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE

OTHER LOAN DOCUMENTS OR THE RELATIONSHIP BETWEEN LENDER AND BORROWER.

               SECTION 13.10 WAIVER OF PUNITIVE AND EXEMPLARY DAMAGES. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO CLAIM ANY EXEMPLARY OR PUNITIVE DAMAGES.

               SECTION 13.11  SUBMISSION TO JURISDICTION.

                (a) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT IN PHILADELPHIA, PENNSYLVANIA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN WILL PROHIBIT LENDER FROM INITIATING ACTION AGAINST BORROWER OR THE COLLATERAL IN ANY JURISDICTION IN WHICH THEY RESIDE OR ARE LOCATED. BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF SUMMONS AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING HEREUNDER MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH AT SECTION 13.5.

               (b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ANY OF ITS PROPERTIES IN THE COURTS OF OTHER JURISDICTIONS TO THE EXTENT OTHERWISE PERMITTED BY LAW.

THIS AGREEMENT SHALL BECOME EFFECTIVE ONLY UPON WRITTEN ACCEPTANCE BY LENDER.

THIS AGREEMENT CONTAINS JURY TRIAL WAIVER AND EXEMPLARY AND PUNITIVE DAMAGES WAIVER PROVISIONS.


        IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement by their duly authorized officers as of the date first above written.


BORROWER:                                          LENDER:
SUNLINK HEALTHCARE CORP.                           DVI BUSINESS CREDIT CORPORATION

By: /s/ Robert M. Thornton, Jr.                           By: /s/ Robert Sweeney
Print Name:  Robert M. Thornton, Jr.                      Print Name: Robert Sweeney
Title:  CEO                                        Title: SVP-CFO

BORROWER:                                          BORROWER:
DEXTER HOSPITAL, INC.                              CLANTON HOSPITAL, INC.

By: /s/ John T. Graves                                    By:  /s/ Ralph M. Flournoy
Print Name: John T. Graves                         Print Name:  Ralph M. Flournoy
Title: CEO                                         Title:  Chief Financial Officer

BORROWER:                                   BORROWER:
SOUTHERN HEALTH CORPORATION                 SOUTHERN HEALTH CORPORATION
                                            OF DAHLONEGA, INC.

By:  /s/ Robert M.  Thornton, Jr.           By:  /s/ Charles T.  Adams
Print Name:  Robert M. Thornton,  Jr.       Print Name:  Charles T. Adams
Title:  CEO                                 Title: CEO

BORROWER:                                   BORROWER:
SOUTHERN HEALTH CORPORATION                 SOUTHERN HEALTH CORPORATION
OF JASPER, INC.                             OF ELLIJAY, INC.

By:  /s/ Earl T. Whiteley                   By: /s/Jeffery Dunn
Print Name:   Earl T. Whiteley              Print Name: Jeffery Dunn
Title:  CEO                                 Title: CEO


BORROWER:
SOUTHERN HEALTH CORPORATION
OF HOUSTON, INC.

By: /s/ Gary L. Staten
Print Name:  Gary L. Staten
Title:  CEO


                              ---------------------